Transaction  Information
Name of Purchasing Fund:
AZL JPMorgan U.S. Equity
Name of Issuer:	Freescale Semiconductor,
Ltd. (FSL) Secondary
Cusip/Sedol/ISIN of Security Purchased:	G3727Q10
Date of Transaction:	2/11/2014
Date Offering Commenced:	2/11/2014
Purchase Price/Unit:	$18.50
Underwriting Commission, Spread or Profit:
$0.65
Name of Underwriter from whom Purchased:
Citigroup
Name of Affiliated Underwriter (1) in syndicate
(include page of term sheet listing syndicate members):
JPM Securities Inc.
# of Shares/Par Amount of Purchase in Fund:	7,000
Principal Amount of Purchase in Fund:	$129,500.00
Aggregate Principal Amount of Purchase:	$11,595,800
Principal Amount of Total Offering:	$647,500,000
Have the following conditions been satisfied:
1.a Is any Covered Person an underwriter, or an
affiliated
person of an underwriter, who, in connection with
a primary
distribution of securities, Is in privity of
contract with, or
an affiliated person of, the issuer of the security?
Yes
1.b Acting alone or in concert with one or
more other persons
initiates or directs the formation of the
underwriting or
selling syndicate to facilitate the issuance
of the security?
Yes
1.c Receives a rate of gross commission,
spread, or other
profit greater than the rate allowed to other
underwriters
participating in the distribution?
Yes
2.a Registered  Public Offerings: The
securites are a part
of an issue registered under the Securities
Act of 1933, which
is being offered to the public.
Yes
2.b Municipal Securities:  The securities (i)
are municipal securities (2);
(ii) the issuer of such securities has received an
investment grade rating
from a nationally recognized statistical rating
organization; and (iii)
if the issuer or entity supplying the revenues
from which the issue is to
be paid has been in continuous operation for
less than three years
(including the operations of any predecessors),
it has received one of
the three highest ratings from at least one such
rating service.
No
2.c. Foreign Offerings: The securities are
offered publicly under the
laws of a country other than the United States
and (i) the offering is
subject to regulation by a foreign financial
regulatory authority
(3) in the country in which the public offering
occurs; (ii) the securities
are offered at a fixed price to all purchasers
in the offering (except for
any rights to purchase securities that are
required by law to be granted to
existing security holders of the issuer);
(iii) financial statements, prepared
and audited in accordance with standards required
or permitted by the appropriate
foreign financial regulatory authority in the
country in which the public offering
occurs, for the two years prior to the offering,
are available to the public
and prospective purchasers in connection with the
offering; and (iv) if the issuer
is a Domestic Issuer (a) it has a class of securities
registered  pursuant to
section 12(b) or 12(g) of the 1934 Act or is required
to file reports pursuant to
section 15(d) of the 1934 Act; and (b) it has filed
all the material required to be
filed pursuant to section 13(a) or 15(d) of the 1934
Act for a period of at least
twelve months immediately preceding the sale of such
securities (or for such shorter
period that the issuer was required to file such material).
No
2.d Rule 144A Offerings: The securities are (i)
offered or sold
in transactions exempt from registration under
section 4(2) of the
1934 Act, Rule 144A thereunder, or Rules 501-508
thereunder; (ii)
the securities are sold to qualified institutional
buyers (4); and
(iii) the securities are eligible for resale to
other qualified
institutional buyers pursuant to Rule 144A.
No
3. In respect of any securities other than municipal
securities, the issuer
of such securities has been in continuous operations
for not less than three
years (including operations of predecessors).
Yes
4. The securities were purchased prior to the end
of the first day on
which any sales were made, at a price that is not more
than the price
paid by each other purchaser of securities in that offering.
Yes
5. The underwriting was a firm commitment underwriting.
Yes
6. The commission, spread or profit was reasonable and fair
in relation to that
being received by others for underwriting similar securities during the same period.
(Provide comparable transaction data demonstrating the
reasonableness of
the underwriting commission, spread or profit.)
Yes
7. The amount of such securities of any class of such issue purchased by all of the Portfolios and investment companies advised by the
Adviser did not exceed 25% of the principal amount of the offering of
such class     or if purchased in a Rule 144A Offering, 25% of the total
of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified
institutional buyers     (4) plus (ii) the principal
amount of the offering of such class in any concurrent public offering.
Yes